Exhibit (14)(a)





           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 4, 2004, relating to the financial statements and financial highlights which appears in the June 30, 2004 Annual Report to Shareholders of FMI Woodland Small Capitalization Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
May 31, 2005